Montgomery Coscia Greilich LLP
Certified Public Accountants
2500 Dallas Parkway, Suite 300
Plano, Texas 75093
972.748.0300 p
972.748.0700 f

Thomas A. Montgomery, CPA Matthew R. Coscia, CPA Paul E. Greilich, CPA Jeanette A. Musacchio James M. Lyngholm Christopher C. Johnson, CPA J. Brian Simpson, CPA	Rene E. Balli, CPA Erica D. Rogers, CPA Dustin W. Shaffer, CPA Gary W. Boyd, CPA Michal L. Gayler, CPA Gregory S. Norkiewicz, CPA Karen R. Soefje, CPA

EXHIBIT 16.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members
OryonTechnologies, LLC and Subsidiaries

We consent to the incorporation by reference in this Current Report on Form 8-K (relating to merger transaction) of (i) our audit report dated January 30, 2012, with respect to the consolidated balance sheets as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in member’s equity (deficit) and cash flows for the years ended December 31, 2011 and  December 31, 2010 of  OryonTechnologies, LLC and Subsidiaries.

/s/ MONTGOMERY COSCIA GREILICH, LLP

 MONTGOMERY COSCIA GREILICH LLP
Plano, Texas
April 6, 2012